Exhibit 99.1

          Hometown Auto Retailers Announces First Quarter 2003 Results

WATERTOWN, Conn. - May 15, 2003 - Hometown Auto Retailers, Inc. (OTC BB: HCAR) today announced its financial results for the quarter ended March 31, 2003.

Hometown reported revenues of $60.3 million in the first quarter of 2003 versus revenues of $65.1 million for the same period in 2002, a decrease of $4.8 million or 7.4 percent. Gross profits for the first quarter of 2003 decreased $647,000 or 6.7 percent to $9.0 million versus gross profits of $9.6 million in same period in 2002.

Net loss for the first quarter of 2003 was $(121,000) generating basic and diluted loss per share of $(0.02) versus a restated net loss of $(23.5) million and a restated basic and diluted loss per share of $(3.27) for the same period in 2002.

As previously announced by the company, Hometown has adopted SFAS 142 effective January 1, 2002, an accounting rule issued by the Financial Accounting Standards Board, which among other things eliminates the need to amortize goodwill and requires companies to use a fair-value approach to determine whether there is an impairment of existing and future goodwill.

Since adopting SFAS 142, Hometown has ceased recording goodwill amortization. During the third quarter of 2002, Hometown completed its goodwill impairment testing, which resulted in a one-time, non-cash charge of approximately $23.7 million recorded by the company to write-off the carrying value of its goodwill. This charge is non-operational in nature and is reflected as a cumulative effect of the accounting change and as a restatement of results in the accompanying statement of operations for the first quarter of 2002.

Before the cumulative effect of the accounting change, Hometown is reporting net income of $235,000 and basic and diluted income per share of $0.03 for 2002.

Sales of new cars decreased $725,000 or 2.0 percent to $35.9 million for the first quarter of 2003 versus $36.7 million in the same period in 2002. Used vehicle sales in the first quarter of 2003 decreased $3.7 million or 18.4 percent to $16.4 million for the first quarter of 2003 versus $20.1 million in the same period in 2002. Parts and service revenues for the first quarter of 2003 increased 1.9 percent or $114,000 to $6.2 million versus $6.1 million the same period in 2002. Other revenues (net) decreased $442,000 or 20.0 percent to $1.8 million in the first quarter of 2003 versus $2.2 million in the same period of 2002.

Hometown sold 1,368 new vehicles in the first quarter of 2003, a decrease of 60 units versus the 1,428 new vehicles sold in the same period in 2002. Hometown sold 936 used vehicles at retail in the first quarter of 2003, a decrease of 164 units versus the 1,100 used vehicles sold at retail in the same period in 2002. Hometown sold 2,916 total vehicles in the first quarter of 2003, including new, used vehicles at retail, and used vehicles at wholesale, a decrease of 309 units versus the 3,225 total vehicles sold by Hometown in the same period in 2002.

"Like many other companies, Hometown was affected during the first quarter by the extreme weather conditions here in the Northeast and the pending war in the Middle East," said Corey Shaker, president and chief executive officer of Hometown Auto. "With the ending of most of the conflict in Iraq and the summer months ahead, we remain cautiously optimistic for the remaining months of 2003."

Hometown Auto Announces First Quarter 2003 Results

About Hometown

Hometown Auto Retailers (www.htauto.com) sells new and used cars and light trucks, provides maintenance and repair services, sells replacement parts and provides related financing, insurance and service contracts through 10 franchised dealerships located in New Jersey, New York, Connecticut, Massachusetts and Vermont. The company's dealerships offer 10 American and Asian automotive brands, including Chevrolet, Chrysler, Dodge, Ford, Jeep, Lincoln, Mazda, Mercury, Oldsmobile, and Toyota. Hometown is also active in two "niche" segments of the automotive market: the sale of Lincoln Town Cars and limousines to livery car and livery fleet operators and the maintenance and repair of cars and trucks at a Ford and Lincoln Mercury factory authorized free-standing service center.

This release contains "forward-looking statements " based on current expectations but involving known and unknown risks and uncertainties. Actual results or achievements may be materially different from those expressed or implied. The company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions, its ability to consummate, and the timing of acquisitions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

               Hometown Auto Announces First Quarter 2003 Results

                          HOMETOWN AUTO RETAILERS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except share and per share data)

                                                                     For the Three Months
                                                                        Ended March 31,
                                                                -----------------------------
                                                                   2003               2002
                                                                                  (Restated)
                                                                -----------       -----------
Revenues
   New vehicle sales                                            $    35,930       $    36,655
   Used vehicle sales                                                16,394            20,114
   Parts and service sales                                            6,216             6,102
   Other, net                                                         1,780             2,222
                                                                -----------       -----------
      Total revenues                                                 60,320            65,093

Cost of sales
   New vehicle                                                       33,620            34,362
   Used vehicle                                                      14,818            18,332
   Parts and service                                                  2,922             2,792
                                                                -----------       -----------
      Total cost of sales                                            51,360            55,486
                                                                -----------       -----------
      Gross profit                                                    8,960             9,607

Selling, general and administrative expenses                          8,386             8,413
                                                                -----------       -----------
      Income from operations                                            574             1,194

   Interest income                                                        7                17
   Interest (expense)                                                  (778)             (810)
   Other income                                                          13                 6
   Other (expense)                                                       (3)               (2)
                                                                -----------       -----------
      Income (loss) before taxes and cumulative effect of
          accounting change                                            (187)              405
      Provision (benefit) for income taxes                              (66)              170
                                                                -----------       -----------
      Income (loss) before cumulative effect of accounting
           change                                                      (121)              235
      Cumulative effect of accounting change                             --           (23,708)
                                                                -----------       -----------
Net (loss)                                                      $      (121)      $   (23,473)
                                                                ===========       ===========
Earnings (loss) per share, basic
     Before cumulative effect of accounting change              $     (0.02)      $      0.03
     Cumulative effect of accounting change                              --             (3.30)
                                                                -----------       -----------
Earnings (loss) per share, basic                                $     (0.02)      $     (3.27)
                                                                ===========       ===========
Earnings (loss) per share, diluted
     Before cumulative effect of accounting change              $     (0.02)      $      0.03
     Cumulative effect of accounting change                              --             (3.30)
                                                                -----------       -----------
Earnings (loss) per share, diluted                              $     (0.02)      $     (3.27)
                                                                ===========       ===========

Weighted average shares outstanding, basic                        7,175,105         7,175,105
Weighted average shares outstanding, diluted                      7,175,105         7,175,105

Hometown Auto Announces First Quarter 2003 Results

                          HOMETOWN AUTO RETAILERS, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)

                                                                          March 31,     December 31,
                                 ASSETS                                      2003          2002
                                                                         (Unaudited)
                                                                         ------------  -------------
Current Assets:
   Cash and cash equivalents                                               $  5,593       $  3,624
   Accounts receivable, net                                                   5,743          4,883
   Inventories, net                                                          38,721         39,169
   Prepaid expenses and other current assets                                    567            510
   Deferred income taxes and taxes receivable                                 1,283          1,245
                                                                           --------       --------
     Total current assets                                                    51,907         49,431

Property and equipment, net                                                  12,812         12,882
Other assets                                                                  1,529          1,503
                                                                           --------       --------
     Total assets                                                          $ 66,248       $ 63,816
                                                                           ========       ========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Floor plan notes payable                                                $ 40,767       $ 38,522
   Accounts payable and accrued expenses                                      5,742          5,072
   Current maturities of long-term debt and capital lease obligations         1,107          1,164
   Deferred revenue                                                             584            588
                                                                           --------       --------
     Total current liabilities                                               48,200         45,346

Long-term debt and capital lease obligations                                 12,783         13,059
Long-term deferred income taxes                                                 108            118
Long-term deferred revenue                                                      728            743
                                                                           --------       --------
     Total liabilities                                                       61,819         59,266

Stockholders' Equity
   Preferred stock, $.001 par value, 2,000,000 shares
   authorized, no shares issued and outstanding                                  --             --
   Common stock, Class A, $.001 par value, 12,000,000 shares
   authorized, 3,564,605 and 3,563,605 shares issued and
   outstanding                                                                    3              3
   Common stock, Class B, $.001 par value, 3,760,000 shares
   authorized, 3,610,500 and 3,611,500 shares issued and
   outstanding                                                                    4              4
   Additional paid-in capital                                                29,760         29,760
   Accumulated deficit                                                      (25,338)       (25,217)
                                                                           --------       --------
     Total stockholders' equity                                               4,429          4,550
                                                                           --------       --------
     Total liabilities and stockholders' equity                            $ 66,248       $ 63,816
                                                                           ========       ========